Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
Direct Dial: 301-255-0820	www.writ.com
E-Mail: sgrootwassink@writ.com

February 21, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES 9% FFO PER SHARE GROWTH FOR THE YEAR 2007

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the year and quarter ending December 31, 2007:

•

Net income for the year ending December 31, 2007 was $1.34 per diluted share, compared to $0.88 per diluted share in 2006. Net income for the quarter ending December 31, 2007 was $0.18 per diluted share, compared to $0.22 per diluted share in the same period one year ago.

•

Funds from Operations (FFO)(1) for the year ending December 31, 2007 increased 9% to $2.31 per diluted share compared to $2.12 per diluted share the prior year. FFO for the quarter ending December 31, 2007 of $0.59 per diluted share increased 5% over the same period in the prior year compared to $0.56 per diluted share.

Operating Results

Core Net Operating Income (NOI)(2) for the year 2007 increased 4.2% compared to last year and rental rate growth was 3.4%.

Core NOI for the fourth quarter increased by 6.8%, or $2.7 million, compared to the same period one year ago. The increase in core NOI is due to rental rate growth of 3.2% and an economic occupancy increase of 110 basis points. Rental rate growth was achieved in all sectors; the increase in economic occupancy was primarily achieved in the office sector.

•

Office properties’ core NOI for the fourth quarter increased 6.2% compared to the same period one year ago. Economic occupancy increased 310 bps to 95.3%, mainly due to leasing at 7900 Westpark, 1600 Wilson Boulevard, and Lexington office buildings. Rental rate growth for the office sector was 2.7%.

•

Retail properties’ core NOI for the fourth quarter increased 13.7% compared to the same period one year ago. Rental rate growth was 4.1%, primarily due to rate increases at the newly redeveloped Shoppes at Foxchase, Frederick County Square and Bradlee Shopping Center. Economic occupancy increased 130 bps to 96.1% due to occupancy gains at Montrose Shopping Center.

•

Industrial properties’ core NOI for the fourth quarter increased 2.7% compared to the same period one year ago due to rental rate growth of 2.9%. Economic occupancy increased 140 bps to 96.0% from the same quarter one year ago.

•

Medical office properties’ core NOI for the fourth quarter increased 8.2% compared to the same period one year ago. Rental rate growth was 2.1% and economic occupancy remains high for the medical office sector at 97.9%.

Washington Real Estate Investment Trust

•

Multifamily properties’ core NOI for the fourth quarter increased 2.8% compared to the same period one year ago. Rental rate growth was 4.9% while economic occupancy declined 350 bps quarter-over-quarter to 90.5%. Rental rate growth was driven by new leases at 3801 Connecticut Avenue, Bethesda Hill Apartments and Avondale Apartments.

Core occupancy was 95.1% during the fourth quarter of 2007, an increase of 110 bps from the same period in the prior year.

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 542,000 square feet, with an average rental rate increase of 16.9% and tenant improvement costs of $6.31 per square foot. Residential rental rates increased 4.9% in the fourth quarter.

•	Rental rates for new and renewed retail leases increased 37.3%, with $3.29 per square foot in tenant improvement costs.

•	Rental rates for new and renewed office leases increased 11.6%, with $12.32 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 25.5%, with $20.42 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 15.7%, with $2.13 per square foot in tenant improvement costs.

For the full year, WRIT signed commercial leases for 1,765,000 square feet, with an average rental rate increase of 17.3% and tenant improvement costs of $6.62 per square foot.

Acquisition Activity

On December 4, 2007, WRIT acquired the leasehold interest for 2000 M Street, NW, an eight-story, 227,000 square foot Class A office building with a three-level parking garage in Washington, D.C. for $73.5 million. Upon acquisition, the property was 100% leased to 21 tenants. WRIT expects to achieve a first-year, unleveraged yield of 6.2% on a cash basis and 6.7% on a GAAP basis. The acquisition was financed with proceeds from a 1031 exchange and borrowings on our line of credit.

Development Activity

•

In July, WRIT completed base construction on Dulles Station, a 180,000 square foot development project of Class A office and retail space located in Herndon, VA. The building, prominently visible from the Dulles Toll Road, is part of a mixed-use development which will include 1,095 multifamily units and 56,000 square feet of retail and restaurant space.

•

This quarter WRIT delivered the majority of units at Bennett Park. Bennett Park is a ground-up development project in Arlington, VA consisting of high-rise and mid-rise Class A apartment buildings with a total of 224 units and 5,900 square feet of retail space. The property was 24% leased at year-end.

•

Subsequent to year-end, WRIT began delivering units at The Clayborne Apartments. The Clayborne is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. The project consists of a 74-unit Class A apartment building that will include 2,600 square feet of additional retail space.

Capital Structure

Subsequent to year-end, WRIT exercised a portion of the accordion feature on one of its unsecured revolving credit facilities. WRIT’s total borrowing capacity was increased to $337 million at a rate of LIBOR plus 0.425%.

On December 31, 2007, WRIT paid a quarterly dividend of $0.4225 per share for its 184th consecutive quarterly dividend at equal or increasing rates.

Washington Real Estate Investment Trust

As of December 31, 2007 WRIT had a total capitalization of $2.8 billion.

Earnings Guidance

2008 earnings guidance assumes occupancy for the core portfolio will be maintained at 95% for the full year. Therefore, growth will be driven primarily by the full-year effect of 2007 acquisitions, leasing at completed development projects and rental rate increases/decreases on expiring leases.

•	Net Operating Income for the overall portfolio is expected to increase 7–9% over 2007. Core Portfolio NOI is expected to increase 1.5–2.5%.

•

The Bennett Park and Clayborne apartment developments are projected to be ratably leased throughout 2008 and to be 95% leased by year-end. Due to weakness in the Northern Virginia market, guidance assumes no rental income at Dulles Station until 2009.

•

Guidance assumes $100-120 million of real estate acquisitions. The acquisitions will be funded with borrowings on WRIT’s line of credit, unsecured and secured term debt and reinvested net disposition proceeds for properties expected to be sold in the second and third quarters.

•

Projected interest expense will increase 13-16% over the prior year. The increase is primarily due to interest recognition on the completion of three development projects, which had previously been capitalized.

•	General & administrative expense is projected to decrease by 9-11%, primarily due to one time expenses in 2007, including compensation for a retiring executive and bond consent solicitation fees.

•

In the first quarter, WRIT will complete an extinguishment of debt on $60 million of 10-year Mandatory Par Put Remarketed Securities (“MOPPRS”) that are due for remarketing on February 25, 2008, resulting in an $8.4 million non-recurring charge related to the current benchmark treasury rate. WRIT will refinance the 6.74% debt, plus refinance a portion of line outstandings, by issuing a $100 million 2-year term loan, which will be swapped for a fixed rate of 4.5%. By extinguishing the debt, WRIT estimates it will save approximately $5.6 million of interest expense in the first two years alone.

2008 Earnings Guidance	Low – High
Projected FFO per share (diluted), excl. non-recurring items	$2.29 – $2.39
Less: Projected Tenant Improvements, Recurring Capital Improvements, Capitalized Leasing Commissions, and Straight-Line Rent	$0.74 – $0.78
Add: Non-Real Estate Depreciation & Amortization, Amortization of Lease Intangibles, Amortization of Restricted Shares, and Other	$0.10 – $0.14
Projected FAD per share (diluted), excl. non-recurring items	$1.65 – $1.75

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Non-recurring Item: Loss on Extinguishment of Debt	$0.18

Projected FFO per share (diluted)	$2.11 – $2.21
Projected FAD per share (diluted)	$1.47 – $1.58

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 22, 2008 at 11:00 A.M. Eastern Standard Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until March 7, 2008 at 11:59 P.M. Eastern Standard Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	268366

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metropolitan region. WRIT owns a diversified portfolio of 89 properties consisting of 14 retail centers, 25 office properties, 17 medical office properties, 23 industrial/flex properties, 10 multifamily properties and land for development. WRIT’s dividends have increased every year for 37 consecutive years and FFO per share has increased every year for 35 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2007 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Washington Real Estate Investment Trust

(2)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

(3)

Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Economic Occupancy Levels by Core Portfolio (i) and All Properties

	Core Portfolio		All Properties
Sector	4th QTR 2007	4th QTR 2006	4th QTR 2007		4th QTR 2006
Residential	90.5%	94.0%	84.9	% (ii)	94.0%
Office	95.3%	92.2%	95.6%		92.4%
Medical Office	97.9%	98.5%	97.8%		98.5%
Retail	96.1%	94.8%	96.1%		94.8%
Industrial	96.0%	94.6%	95.5%		93.0%

Overall Portfolio	95.1%	94.0%	94.3%		93.8%

(i)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2007 and Q4 2006, core portfolio properties exclude:

Office Acquisitions: 2000 M Street, Woodholme Center, and Monument II;
Medical Office Acquisitions: CentreMed I & II, Ashburn Farm Park, Woodholme Medical Office Building, 2440 M Street;
Retail Acquisitions: none;
Industrial Acquisitions: 270 Technology Park

Also excluded from Core Properties in Q4 2007 and Q4 2006 are Sold Properties: Maryland Trade Centers I & II; Held for Sale Properties: Sullyfield Center and The Earhart Building; and In Development Properties: Bennett Park, Clayborne Apartments, and 4661 Kenmore Ave.
(ii)

Residential occupancy for all properties decreased from 94.0% to 84.9%, primarily due to the completion of Bennett Park. At 12/31/07, 211 of 224 units were complete, and 50 units (23.6%) were occupied.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2007	2006	2007	2006
Revenue
Real estate rental revenue	$67,528	$56,282	$255,655	$208,741

Expenses
Real estate expenses	21,271	17,259	79,914	63,225
Depreciation and amortization	18,998	14,133	69,775	50,915
General and administrative	3,675	2,461	15,099	12,622

	43,944	33,853	164,788	126,762

Other (expense) income:
Interest expense	(16,400)	(13,248)	(61,906)	(47,265)
Other income	480	269	1,875	906
Other income from life insurance proceeds	—	—	1,303	—

	(15,920)	(12,979)	(58,728)	(46,359)

Income from continuing operations	7,664	9,450	32,139	35,620

Discontinued operations:
Income from operations of properties sold or held for sale	778	631	4,720	3,041
Gain on property disposed	—	—	25,022	—

Net Income	$8,442	$10,081	$61,881	$38,661

Income from continuing operations	$7,664	$9,450	$32,139	$35,620
Other income from life insurance proceeds	—	—	(1,303)	—
Continuing operations real estate depreciation and amortization	18,998	14,133	69,775	50,915

Funds from continuing operations	$26,662	$23,583	$100,611	$86,535

Income from discontinued operations before gain on disposal	778	631	4,720	3,041
Discontinued operations real estate depreciation and amortization	87	941	1,250	3,255

Funds from discontinued operations	865	1,572	5,970	6,296

Funds from operations(1)	$27,527	$25,155	$106,581	$92,831

Tenant improvements	(5,026)	(2,143)	(16,587)	(9,473)
External and internal leasing commissions capitalized	(1,613)	(1,554)	(6,005)	(5,595)
Recurring capital improvements	(3,899)	(1,648)	(11,895)	(8,685)
Straight-line rents, net	(957)	(757)	(4,204)	(3,093)
Non real estate depreciation & amortization of debt costs	1,011	765	3,572	2,453
Amortization of lease intangibles, net	(191)	197	(1,381)	283
Amortization and expensing of restricted share and unit compensation	850	1,081	4,088	3,464
Other	—	—	1,303	—

Funds Available for Distribution (3)	$17,702	$21,096	$75,472	$72,185

Certain prior year amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per Share Data		2007	2006	2007	2006
Income from continuing operations	(Basic)	$0.16	$0.21	$0.70	$0.82
	(Diluted)	$0.16	$0.21	$0.70	$0.81
Net income	(Basic)	$0.18	$0.22	$1.35	$0.89
	(Diluted)	$0.18	$0.22	$1.34	$0.88
Funds from continuing operations	(Basic)	$0.57	$0.53	$2.19	$1.98
	(Diluted)	$0.57	$0.52	$2.18	$1.97
Funds from operations	(Basic)	$0.59	$0.56	$2.32	$2.13
	(Diluted)	$0.59	$0.56	$2.31	$2.12

Dividends paid		$0.4225	$0.4125	$1.6800	$1.6400

Weighted average shares outstanding		46,604	44,894	45,911	43,679
Fully diluted weighted average shares outstanding		46,822	45,122	46,115	43,874

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2007	December 31, 2006
Assets
Land	$328,951	$285,103
Income producing property	1,635,169	1,238,548

	1,964,120	1,523,651
Accumulated depreciation and amortization	(331,991)	(271,342)

Net income producing property	1,632,129	1,252,309
Development in progress (4)	98,321	120,656

Total real estate held for investment, net	1,730,450	1,372,965
Investment in real estate sold or held for sale	23,843	53,489
Cash and cash equivalents	21,488	8,721
Restricted cash	6,030	4,151
Rents and other receivables, net of allowance for doubtful accounts of $4,227 and $3,258, respectively	36,595	30,229
Prepaid expenses and other assets	78,517	58,049
Other assets related to property sold or held for sale	1,403	3,661

Total Assets	$1,898,326	$1,531,265

Liabilities
Notes payable	$879,123	$728,255
Mortgage notes payable	252,484	229,240
Lines of credit	192,500	61,000
Accounts payable and other liabilities	63,543	45,009
Advance rents	9,552	5,825
Tenant security deposits	10,487	9,128
Other liabilities related to property sold or held for sale	317	9,138

Total Liabilities	1,408,006	1,087,595

Minority interest	3,776	1,739

Shareholders’ Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized: 46,682 and 45,042 shares issued and outstanding, respectively	468	451
Additional paid-in capital	561,492	500,727
Distributions in excess of net income	(75,416)	(59,247)

Total Shareholders’ Equity	486,544	441,931

Total Liabilities and Shareholders’ Equity	$1,898,326	$1,531,265

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(4)	Includes cost of land acquired for in development properties.